AMENDMENT DATED MARCH ___, 2005
                                       TO
                 FUND PARTICIPATION AGREEMENT DATED MAY 1, 2001

        WHEREAS, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("GWL&A"), SCUDDER VARIABLE SERIES II (the "Fund"), DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., formerly known as ZURICH SCUDDER INVESTMENTS, INC. (the "Adviser"), SCUDDER DISTRIBUTORS, INC. (the "Distributor") and CHARLES SCHWAB & CO., INC. ("Schwab"), collectively, the "Parties," entered into a Fund Participation Agreement dated May 1, 2001, as amended (the "Agreement");

        WHEREAS, the Parties to the Agreement desire to add FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("FGWL&A"), a New York life insurance company, as a Party to the Agreement; and

        WHEREAS, the Parties to the Agreement desire to add certain Designated Portfolios to Schedule B of the Agreement;

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement and herein, the Parties hereby amend the Agreement as follows:

1. FGWL&A is hereby added as a Party to the Agreement. The Parties to the Agreement, including FGWL&A, agree that each representation, warranty, covenant, condition and other provision of the Agreement that is applicable to GWL&A shall also be applicable to FGWL&A, with the following changes: (i) the "Account" was established on January 15, 1997 under the insurance laws of the State of New York; (ii) references in Section 2.1 certain Colorado laws shall be changed to
Section 4240, et. seq., of New York Insurance Law; (iii) references in Section
2.4 to certain Colorado insurance laws shall be to the insurance laws of the State of New York; (iv) references in Section 12.5 to Colorado shall be changed to New York; (v) the Schedule A form number shall be J434NY; and (vi) the service fee on Schedule C shall be at a rate of 0.25%. The rights and obligations of GWL&A and FGWL&A under the Agreement as amended hereby shall be several and not joint.

2. The following Portfolios are added to Schedule B of the Agreement as Designated Portfolios: Scudder Variable Series II Scudder Blue Chip Portfolio Class A, Scudder Variable Series II Scudder High Return Equity Portfolio Class A, and Scudder Variable Series II Scudder Large Cap Value Portfolio Class A.

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        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the
___ day of March, 2005.

   GREAT- WEST LIFE & ANNUITY INSURANCE COMPANY

   By:
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   Printed name:
                -------------------------------------------------
   Title:
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    FIRST GREAT- WEST LIFE & ANNUITY INSURANCE COMPANY

   By:
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   Printed name:
                -------------------------------------------------
   Title:
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   SCUDDER VARIABLE SERIES II

   By:
      -----------------------------------------------------------
   Printed name:
                -------------------------------------------------
   Title:
         ---------------------------------------------------------------

   DEUTSCHE INVESTMENT MANAGEMENT AMERICAS, INC.

   By:
      -----------------------------------------------------------
   Printed name:
                -------------------------------------------------
   Title:
         ---------------------------------------------------------------

   SCUDDER DISTRIBUTORS, INC.

   By:
      -----------------------------------------------------------
   Printed name:
                -------------------------------------------------
   Title:
         ---------------------------------------------------------------

   CHARLES SCHWAB & CO., INC.

   By:
      -----------------------------------------------------------
   Printed name:
                -------------------------------------------------
   Title:
         ---------------------------------------------------------------